SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive  Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                         ARIZONA INSTRUMENT CORPORATION
                         ------------------------------
                (Name of Registrant As Specified In Its Charter)

                         ------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

                   ------------------------------------------------------
         2)       Aggregate number of securities to which transaction applies:

                   ------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  ------------------------------------------------------
         4)       Proposed maximum aggregate value of transaction:

                  ------------------------------------------------------
         5)       Total fee paid:

                  ------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)   Amount Previously Paid: _______________________________
         2)   Form, Schedule or Registration Statement No.:___________________
         3)   Filing Party:_____________________________
         4)   Date Filed:_____________________________

                                     [LOGO]



                              4114 East Wood Street
                             Phoenix, Arizona 85040

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held June 27, 1997


TO THE STOCKHOLDERS:

         The Annual Meeting of Stockholders of Arizona Instrument Corporation, a Delaware corporation (the "Company"), will be held on Friday, June 27, 1997 at 2:00 p.m. local time, at the corporate offices of the Company, 4114 East Wood Street, Phoenix, Arizona, for the following purposes:

         (1) To elect three directors to serve for the next three years or until their successors are elected;

         (2) To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 1997; and

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. A copy of the Company's 1997 Annual Report to Stockholders, which includes certified financial statements, also accompanies this Notice.

         Only stockholders of record at the close of business on May 16, 1997 are entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof. Shares can be voted at the Meeting only if the holder is present or represented by proxy. A list of stockholders entitled to vote at the Meeting will be open for inspection at the Company's corporate headquarters for any purpose germane to the meeting during ordinary business hours for 10 days prior to the meeting.

         All stockholders are cordially invited to attend the Meeting in person.

                                        Sincerely,



                                        Susan D. Berry
                                        Secretary

Phoenix, Arizona
May 23, 1997

--------------------------------------------------------------------------------
IMPORTANT: It is important that your stockholdings be represented at this meeting. Whether or not you expect to attend the Meeting, please complete, date and sign the enclosed Proxy and mail it promptly in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States.
--------------------------------------------------------------------------------

                         ARIZONA INSTRUMENT CORPORATION
                              4114 East Wood Street
                             Phoenix, Arizona 85040

                                 --------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held June 27, 1997
                         -------------------------------



                SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

         Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of Arizona Instrument Corporation, a Delaware corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on June 27, 1997 or any adjournment thereof. All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction on the proxies. If no direction is indicated, the shares will be voted in favor of the proposals to be acted upon at the Annual Meeting. The Board of Directors is not aware of any other matter which may come before the Annual Meeting. If any other matters are properly presented at the meeting for action, including a question of adjourning the Annual Meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

         When stock is in the name of more than one person, the proxy is valid if signed by any of such persons unless the Company receives written notice to the contrary. If the stockholder is a corporation, the proxy should be signed in the name of such corporation by an executive or other authorized officer. If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer's full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished.

         This Proxy Statement and the form of proxy which is enclosed are being mailed to the Company's stockholders commencing on or about May 23, 1997.

         A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by written notice of revocation received by the Secretary prior to the vote at the Annual Meeting or by appearing in person at the Annual Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates.

         In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith. It is not anticipated that any other persons will be engaged to solicit proxies. However, the Company may seek services of an outside proxy solicitor in the event such services become necessary. All expenses incurred in connection with this solicitation will be borne by the Company.

         The mailing address of the principal corporate office of the Company is 4114 East Wood Street, Phoenix, Arizona 85040.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Only stockholders of record at the close of business on May 16, 1997 (the "Record Date") will be entitled to vote at the meeting. On the Record Date, there were issued and outstanding 6,710,894 shares of Common Stock. Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of the Company's Common Stock held of record on the Record Date. The presence of a majority of the shares of Common Stock entitled to vote, in person or by proxy, is required to constitute a quorum for the conduct of business at the Annual Meeting. The Inspector of Election appointed by the Chairman of the Board of Directors shall determine the shares represented at the Meeting and the validity of proxies and ballots and shall count proxies and ballots. The three nominees for director receiving the highest number of affirmative votes (whether or not a majority) cast by the shares represented at the Annual Meeting and entitled to vote thereon, a quorum being present, shall be elected as directors. The affirmative vote of a majority of such quorum is required with respect to the approval of Proposal 2.

         Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote cast against a proposal. A broker non-vote, on the other hand, will not be regarded as representing a share entitled to vote on the proposal and, accordingly, will have no effect on the voting for such proposal. Only affirmative votes are relevant in the election of directors.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth information regarding the beneficial ownership of the Company's Common Stock at May 16, 1997 with respect to (i) each director and director nominee of the Company, (ii) each executive officer named in the Summary Compensation Table set forth herein, (iii) all directors and executive officers as a group, and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock:

                                   Shares of Common Stock Beneficially Owned (1)
                                   ---------------------------------------------


                                                            Number                               Percent
Name and Address (2)                                       of Shares                             of Total
--------------------                                       ---------                             --------
Walfred R. Raisanen (3)                                    196,400                                 2.9%

S. Thomas Emerson (3)                                       37,500                                  (4)

John P. Hudnall (3)                                         27,521                                  (4)

Quinn Johnson (3)                                           52,501                                  (4)

Richard Long (3)                                            34,500                                  (4)

Patricia Onderdonk (3)                                      18,500                                  (4)

Stanley H. Weiss (3)                                        42,500                                  (4)

Steven G. Zylstra (3)                                        5,600                                  (4)

Scott M. Carter (3)(6)                                      17,000                                  (4)

Michael Grant (3)                                           17,100                                  (4)

Allen D. Porter (3)                                         21,671                                  (4)

All directors and executive                                498,819                                 7.4%
officers as a group (3) (5)
(12 persons)

----------------------------------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be required upon exercise of stock option which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Unless otherwise indicated, the beneficial owner's address is: c/o the Company, 4114 East Wood Street, Phoenix, Arizona 85040.

(3) Includes shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of May 16, 1997 as applicable for each of the following individuals:

                           Raisanen                  40,000 shares
                           Emerson                   17,500 shares
                           Hudnall                   24,000 shares
                           Johnson                    2,500 shares
                           Long                      17,500 shares
                           Onderdonk                 15,000 shares
                           Weiss                      7,500 shares
                           Zylstra                    5,000 shares
                           Carter                    15,000 shares
                           Grant                     15,000 shares
                           Porter                    12,000 shares

(4)      Less than one percent.

(5) Includes 24,000 shares issuable upon exercise of options (in addition to shares issuable upon exercise of options indicated in note 3).

(6) Mr. Carter terminated his employment with the Company on March 21, 1997.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         Three directors are to be elected at the Annual Meeting to serve as directors until the Annual Meeting of Stockholders to be held in the year 2000 and until their respective successors are elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees, John P. Hudnall, Walfred R. Raisanen and Steven G. Zylstra. Each nominee is currently a director of the Company.

         The Board of Directors currently consists of eight members and is classified into three classes with each class holding office for a three-year period. The terms of Mr. Hudnall and Mr. Raisanen expire in 1997; the terms of Mr. Long, Ms. Onderdonk, and Mr. Weiss expire in 1998; and the terms of Mr. Johnson and Mr. Emerson expire in 1999. Mr. Zylstra was elected by the Board of Directors on November 1, 1996 to fill a vacancy ont he Board of Directors.

         The Certificate of Incorporation restricts the removal of directors under certain circumstances. The number of directors may be increased to a maximum of 10.

         If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

         Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery at 4114 East Wood Street, Phoenix, Arizona or by United States mail, postage prepaid to Secretary, Arizona Instrument Corporation, 4114 East Wood Street, Phoenix, Arizona 85040 not later than: (i) with respect to the election to be held at an annual meeting of stockholders, 20 days in advance of such meeting, and (ii) with respect to any election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice must set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if such nominee had been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the corporation if elected. The chairman of a stockholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         The names of the directors and certain information about them are set forth below.

Name                                 Age       Principal Occupation                               Director Since
----                                 ---       --------------------                               --------------


Walfred R. Raisanen                  62        Chairman of the Board, Vice                             1981
                                               President-Research and
                                               Development, and Treasurer of the
                                               Company

S. Thomas Emerson                    56        Chairman of Xantel Corporation                          1989

John P. Hudnall                      46        President and Chief Executive                           1988
                                               Officer of the Company

Quinn Johnson                        52        President of Timberline Engineering                     1992
                                               and Testing, Inc.

Richard Long                         68        Marketing and Management                                1987
                                               Consultant

Patricia Onderdonk                   46        Marketing Consultant                                    1992

Stanley H. Weiss                     54        Director and President Terrell,                         1993
                                               Weiss & Sugar, Ltd.

Steven G. Zylstra                    43        Director of Business Development,                       1996
                                               Simula Technologies, Inc.

         Walfred R. Raisanen has been the Chairman of the Board of Directors since the Company's inception in January 1981. From 1981 until 1986 he was the President and Treasurer of the Company. Mr. Raisanen was re-elected Treasurer in 1991 and also serves as Vice President of Research and Development. From June 1976 until January 1981 he was President and a Director of Motorola Process Control, Inc., the predecessor to the Company.

         S. Thomas Emerson, Ph.D. has been Chairman of Xantel Corporation, a private company engaged in computer communications, since August 1992. Dr. Emerson was Chief Executive Officer of Syntellect Incorporated, a manufacturer of voice response systems, from 1984 to April 1992. Prior to founding Syntellect in 1984, Dr. Emerson was a founder of Periphonics Corporation of Bohemia, New York where he served for 14 years in various executive capacities.

         John P. Hudnall came to the Company in 1985 as Chief Financial Officer. He became President and Chief Executive Officer in 1986 and a Director in 1988. Mr. Hudnall's background spans 22 years in industry, with positions in production, sales, finance and systems, including a position as Chief Financial Officer for Inter-Tel, Inc., an independent telephone company.

         Quinn Johnson has been President of Timberline Engineering and Testing, Inc., a civil engineering firm in Mesa, Arizona, since September 1996. Mr. Johnson became President of Horizon Engineering & Testing, Inc., a wholly-owned subsidiary of the Company ("Horizon"), in September 1992 upon the acquisition by the Company of Horizon's predecessor. Mr. Johnson resigned from his position as President of Horizon in September 1996 and still serves as a director of the Company. Mr. Johnson founded Horizon's predecessor in 1990. Prior to forming Horizon's predecessor, Mr. Johnson founded and served since 1983 as president of a company engaged in general construction, paving and civil engineering. Previously, Mr. Johnson was a construction manager for Northern Industries of Eagar, Arizona; a project manager for the U.S. Forest Service; and a structural engineer for Fluor Corp. of Los Angeles, California.

         Richard Long has been involved in the private sector of the telecommunications industry for over 20 years. He has been both President and Chairman of the trade association representing suppliers, contractors and manufacturers in the private sector and has acted as a spokesman before Congress and regulatory bodies during that time.

         Patricia Onderdonk is currently a marketing consultant. From mid-1994 to May 1996, she was the Vice President of Marketing for Optical Disc Corporation of Santa Fe Springs, California, a company engaged in developing and manufacturing high-density CD ROMs. Previously, she co-founded Onderdonk & Haynes, Inc. in 1986 and had become President of the marketing and communication consulting firm focused on technology-based customers. Ms. Onderdonk's background spans 19 years of marketing and communications experience with positions in account and general management, including the position of Vice President and General Manager for Regis McKenna, Inc., a high-technology marketing and public relations firm.

         Stanley H. Weiss has been president and director of Terrell, Weiss & Sugar, Ltd., an accounting firm in Chicago, Illinois, since September 1990. Mr. Weiss served as the firm's secretary-treasurer from October 1981 until September 1990 and has been a principal of the firm since December 1978. As a practicing certified public accountant since 1974, Mr. Weiss has been actively involved in consulting with entrepreneurs and managers in the areas of income taxes, business planning, financial controls and employee incentives.

         Steven G. Zylstra has been the Director of Business Development for Simula Technologies, Inc., (as new subsidiary, formerly a division of Simula Government Products, Inc.) of Phoenix, Arizona, since 1995. The company specializes in the development and production of high-tech transportation seating and safety systems, composite technologies, and ballistic armor systems. From 1984 to 1995, Mr. Zylstra served as General Manager of General Pneumatics Corporation, Western Research Center, of Scottsdale, Arizona. He is a Co-Founder and Member of the Governor's Arizona Science and Technology Council, Co-Founder and Director of the Arizona Innovation Network and Director of the Arizona Technology Incubator, among other outside activities.

Compliance With Section 16(a) Reporting Requirements

         Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates. All of these filing requirements were satisfied during the year ended December 31, 1996, except: (i) John P. Hudnall reported on a Form 5 dated February 10, 1997 a November 1996 option exercise; (ii) Stanley H. Weiss reported on a Form 5 dated February 10, 1997 two November 1996 option exercises; and (iii) Michael Grant reported on a Form 5 dated February 10, 1997 a December 1996 option exercise.

Additionally, the Company has not received copies of ownership reports due from Bridge Capital Investors II, which formerly beneficially owned greater than 10% of the Company's outstanding Common Stock, and thus has no information regarding whether such reports have been filed or filed on a timely basis with the Commission. In making these disclosures, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with the Commission.

Board Meetings and Committees

         The Board of Directors held a total of four meetings during the fiscal year ended December 31, 1996. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors or any committee on which such director served during the period of such service.

         The Board presently has an Audit Committee and a Compensation Committee. The Audit Committee currently consists of Mr. Long, Mr. Emerson and
Mr. Weiss and met one time in fiscal 1996. The Audit Committee meets independently with representatives of the Company's independent auditors and with representatives of senior management. The Committee reviews the general scope of the Company's annual audit, the fee charged by the independent auditors and other matters relating to internal control systems. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of non-audit services by the Company's auditors. The Committee is also responsible for recommending the engagement or discharge of the Company's independent auditors.

         The Compensation Committee currently consists of Messrs. Emerson, Long, Weiss, Zylstra and Ms. Onderdonk, and met two times in fiscal 1996. The Compensation Committee reviews and reports to the Board the salaries and benefit programs designed for senior management, officers and directors with a view to insure that the Company is attracting and retaining highly qualified managers through competitive salary and benefit programs and encouraging extraordinary effort through incentive rewards.

         The Company does not have a nominating committee or a committee performing the functions of a nominating committee. Nominations of persons to be directors are considered by the full Board of Directors.

                       REMUNERATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

The following table sets forth, with respect to the years ended December 31, 1994, 1995 and 1996, compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of the Company's other executive officers who were serving as an executive officer at December 31, 1996 and whose salary and bonus aggregated at least $100,000 for services rendered to the Company during fiscal 1996.

                                            Annual Compensation                   Long-Term Compensation
                                    -----------------------------------   ------------------------------------

                                                                                                          Pay-
                                                                                                          ----
                                                                                  Awards                  outs
                                                                          ---------------------------     ----

                                                           Other          Re-              Securities
                                                           Annual         stricted         Underlying     LTIP
                                                           Compen-        Stock             Options/      Pay-      All Other
                                                             sation       Awards              SARs        outs      Compen-
Name and Principal Position  Year   Salary($)   Bonus          ($)            (#)            (#)(2)        ($)      sation($)
---------------------------  ----   ---------   -----      ------------   -------------    ----------     -----     ---------


John P. Hudnall, Chief        1996    161,666   56,000       5,400(1)           0               0             0     1,603(4)
Executive Officer             1995    154,400     0          5,400(1)           0          120,000(3)         0     1,518(4)
                              1994    153,226     0          5,400(1)           0               0             0     1,425(4)

Walfred R. Raisanen,          1996    153,622   42,000          0               0               0             0     4,309(4)
Chairman                      1995    147,262     0             0               0          100,000(3)         0     3,771(4)
                              1994    135,009   26,460          0               0               0             0     3,329(4)

Scott M. Carter, Chief        1996    110,484   25,000          0               0               0             0      431(4)
Financial Officer (5)         1995     89,897     0             0               0           75,000(3)         0      405(4)
                              1994     91,855     0             0               0               0             0      390(4)

Michael Grant, Vice           1996    122,039   20,000          0               0               0             0      625(4)
President of Services         1995     94,989     0             0               0            75,000           0      584(4)
                              1994     96,708     0             0               0               0             0      549(4)

Allen D. Porter               1996    105,762     0             0               0            55,000           0         0
Vice President of             1995     87,040     0             0               0            15,000           0         0
Marketing                     1994     72,365     0             0               0               0             0         0

(1)      Automobile allowance.

(2)      Consists entirely of stock options.

(3) Represents 24,520, 52,760 and 48,520 new option grants to Messrs. Hudnall, Raisanen and Johnson, respectively, in 1995. All remaining options shown in this table as granted in 1995 represent repricing of options granted in prior years.

(4)      Life insurance premium payments.

(5) Mr. Carter terminated his employment with the Company on March 21, 1997.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

         The following table sets forth information about stock option grants during the last fiscal year to the executive officers named in the Summary Compensation Table.

                                                                        Individual Grants
                                 ---------------------------------------------------------------------------------------

                                       Number of               % of Total
                                       Securities              Option/SARs
                                       Underlying               Granted
                                      Options/SARs           to Employees in      Exercise or Base            Expiration
     Name                              Granted (#)             Fiscal Year          Pricing ($/Sh)               Date
--------------                         -----------             -----------        ----------------            ----------
John P. Hudnall                            0                       0%                       0                      0

Walfred R. Raisanen                        0                       0%                       0                      0

Scott M. Carter (4)                        0                       0%                       0                      0

Michael Grant                              0                       0%                       0                      0

Allen D. Porter                        30,000(2)                   37%                    $2.62                4/16/2006
                                       25,000(3)                   31%                    $2.60                11/1/2006

(1)      Consists entirely of stock options.

(2) Vest in 5 equal annual installments with the first installment vesting April 16, 1997.

(3) Vest in 5 equal annual installments with the first installment vesting November 1, 1997.

(4) Mr. Carter terminated his employment with the Company on March 21, 1997.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUE TABLE

         The following table sets forth information with respect to the executive officers named in the Summary Compensation Table concerning option exercises during 1996 and the number and value of options outstanding at the end of the last fiscal year.

                                                              Number of Unexercised              Value of Unexercised in-the-
                                                              Options/SARs at FY-End                Money Options/SARs at
                                                              ----------------------                    FY End ($)(3)
                                                                      (#)(1)                   ------------------------------
                                                                      ------
                             Shares                       Exercisable     Unexercisable        Exercisable      Unexercisable
                            Acquired         Value        -----------     -------------        -----------      -------------
                               on          Realized
       Name                 Exercise          (2)
-------------------         --------       --------
John P. Hudnall              24,000         $37,920            0                96,000              0              $139,680

Walfred R. Raisanen             0              0            20,000              80,000           $29,100           $116,400

Scott M. Carter (4)             0              0            15,000              60,000           $21,825           $ 87,300

Michael Grant                15,000         $21,825            0                60,000              0              $ 87,300

Allen D. Porter                 0              0             3,000              55,000           $ 4,365           $   0

(1)      No SARs are outstanding.

(2) Calculated based on the closing price as reported on the Nasdaq SmallCap Market for the date of exercise minus the exercise price, multiplied by the number of shares acquired on exercise.

(3) Value as of December 31, 1996 is based upon the average bid and asked price of $2.375 as reported on the Nasdaq SmallCap Market for December 31, 1996, minus the exercise price, multiplied by the number of shares underlying the options.

(4) Mr. Carter terminated his employment with the Company on March 21, 1997.


Employment/Change of Control Arrangements

         Effective November 5, 1992, the Company entered into a five-year employment agreement with Walfred R. Raisanen pursuant to which Mr. Raisanen agreed to serve as Vice President of Research and Development for a base annual salary of $120,000, which is to be adjusted annually for cost-of-living increases. Mr. Raisanen is also entitled to participate in any benefit arrangements available to executive officers of the Company. Upon termination of the employment agreement by the Company without cause, Mr. Raisanen is entitled to receive a cash payment equal to the compensation due him over the balance of the term of the employment agreement, and to participate in applicable benefit programs for the balance of the term of the employment agreement.

         Effective June 3, 1996, the Company entered into a three-year employment agreement with its President and Chief Executive Officer, John P. Hudnall. The agreement provides for a base annual salary of $165,542, which is to be adjusted annually for cost-of-living increases. Mr. Hudnall is also entitled to participate in any benefit arrangements available to executive officers of the Company. Upon termination of the employment agreement by the Company without cause, Mr. Hudnall is entitled to receive an amount equal to the compensation due him over the balance of the term of the employment agreement, and to participate in applicable benefit programs for the balance of the term of the employment agreement.

         Effective April 1, 1997, the Company entered into a three-year employment agreement with George G. Hays pursuant to which Mr. Hays agreed to serve as Vice President and Chief Financial Officer. The agreement provides for a base annual salary of $140,000, which is to be adjusted annually for cost-of-living increases. Mr. Hays is also entitled to participate in any benefit arrangements available to executive officers of the Company. Upon termination of the employment agreement without cause, Mr. Hays is entitled to receive an amount equal to the compensation due him over the balance of the term of the employment agreement, and to participate in applicable benefit programs for the balance of the term of the employment agreement.

         The Company's 1991 Option Plan provides that options granted to any executive officer or director of the Company will become immediately exercisable and vested in full upon the occurrence, before the expiration or termination of such option, of (a) delivery of written notice of a stockholders' meeting at which the stockholders will consider a proposed merger, sale of assets or other reorganization of the Company, (b) the acquisition by any person of securities representing 25% or more of the total number of votes entitled to be case for the election of directors of the Company, (c) commencement of a tender offer for the stock of the Company, or (d) failure, at any annual or special meeting of stockholders following an election contest, of any of the persons nominated by the Company to win election seats on the board of directors.

         The Company's 1991 Option Plan further provides that subject to the above provisions, in the event a merger or similar reorganization that the Company does not survive, a sale of all or substantially all of the assets of the Company, or the dissolution and liquidation of the Company, shall cause every option outstanding under the 1991 Option Plan to terminate, to the extent not then exercised, except to the extent that any surviving entity agrees to assume the 1991 Option Plan and/or the obligations under any such option.

Compensation of Directors

         Outside directors are currently paid $1,000 plus expenses per Board or committee meeting attended. Pursuant to the 1991 Stock Option Plan, non-employee directors are automatically granted options exercisable for 2,500 shares at the market price on the date of grant upon joining the Board and on each January 1 thereafter. The options become exercisable six months after grant and expire two years after termination of Board service. Directors who are employees are only paid their expenses (if any) for attendance at meetings.

Certain Relationships and Related Transactions

         Bridge Agreements. On July 6, 1989, the Company entered into an agreement (the "Note Agreement") with Bridge Capital Investors II ("Bridge II"), a former owner of greater than 5% of the Company's Common Stock. Pursuant to the Note Agreement as amended through September 2, 1992, Bridge II held 12% convertible subordinated notes in the principal amount of $3,000,000 with a maturity date of June 30, 1996 and a warrant to purchase up to 115,000 shares of the Company's Common Stock at an exercise price of $1.00 per share. As a result of common stock issued in conjunction with the acquisition of Horizon on September 30, 1992 and related financing and other transactions, the notes became convertible into 847,937 shares of common stock at $3.54 per share. The Note Agreement further provided that the Company would have the right to prepay the notes at any time if prepayment were accompanied by the issuance of warrants to purchase Common Stock at the rate of 200,000 warrants for each $1,000,000 of principal which is prepaid.

         In November 1995, the Company prepaid the remaining principal balance of the notes payable to Bridge II. In connection with the prepayment, Bridge II waived all rights to receive any additional warrants under its loan agreement with the Company. The Company had also made a scheduled principal payment of $375,000 on April 30, 1995 and a $616,667 principal payment on October 31, 1995.

         Merger Agreement. On September 30, 1992, Horizon Engineering and Testing, Inc. was merged (the "Merger") into a wholly-owned subsidiary of the Company pursuant to an Agreement of Merger (the "Merger

Agreement"). Shareholders of Horizon received cash consideration of $190,000 and shares of the Company's Common Stock. Quinn Johnson held 90% of the outstanding stock of Horizon at the time of the Merger and received 529,328 shares of Common Stock in connection with the Merger. The Company agreed to register the shares of the Company's Common Stock issued pursuant to the Merger Agreement under applicable federal and state securities laws at any time after April 1, 1993 upon the request of holders of 25% of such shares and to keep such registration effective through September 30, 1995. Mr. Johnson has agreed to indemnify Horizon and the Company against certain liabilities in connection with the Company's acquisition of Horizon, and has placed 49,030 shares of the Company's Common Stock in escrow in connection therewith.

         Non-Competition Agreement. Pursuant to a Non-Competition Agreement dated September 30, 1993, and in consideration of a cash payment of $350,000, Mr. Johnson agreed to refrain from competing with Horizon until the later of September 30, 1998 or two years after leaving the employment of Horizon, subject to earlier termination under certain circumstances.

         Employment Agreement. Mr. Johnson served as President of Horizon pursuant to an Employment Agreement dated September 30, 1992. Mr. Johnson resigned from his position as President of Horizon in September 1996 and now serves as a director of the Company. The Employment Agreement provided for a base salary of $125,000 over its four-year term, with annual adjustments tied to increases in the Consumer Price Index. The Employment Agreement also provided for an annual bonus equal to (i) 15% of Horizon's pretax profit (as defined) with respect to pretax profit representing up to 15% of Horizon's gross revenues; and (ii) 20% of Horizon's pretax profit on that portion of the pretax profit in excess of 15% of gross revenues, with a maximum bonus over the term of the four-year agreement equal to $700,000. In the event of termination of the Employment Agreement by the Company without cause, Mr. Johnson was entitled to receive (i) the difference between $700,000 and bonus payments prior to termination; plus (ii) an amount equal to the then-applicable annual base salary.

         Stock Registration. Pursuant to registration rights previously granted, the Company filed a shelf registration statement with the Securities and Exchange Commission ("SEC") relating to 3,781,003 shares of its Common Stock issued in connection with private placements in September 1992 and November 1993 and in connection with the acquisition of Horizon in September 1992. Also included in the registration are 209,000 shares of Common Stock issuable upon the exercise of warrants issued to Cruttenden & Co., Inc. ("Cruttenden") and its assignees in connection with Cruttenden's activities as placement agent for the November 1993 private placement. The registration statement was declared effective by the SEC in February 1994. The Company has agreed that it will maintain the effectiveness of the registration statement (i) until November 1996, with respect to the shares issued in the November 1993 private placement;
(ii) until September 1995, with respect to the shares issued in the September 1992 private placement and the Horizon acquisition; and (iii) until two years after exercise, with respect to shares issuable upon exercise of the warrants referred to above. The registration statement as originally filed included 465,001 shares beneficially owned by Quinn Johnson, a director and executive officer of the Company, which shares were acquired by Mr. Johnson in connection with the acquisition of Horizon by the Company in September 1992. In connection with the registration, Mr. Johnson agreed that his registered and other sales of the Company's Common Stock shall not exceed the volume limitations set forth in Rule 144 under the Securities Act of 1933, as amended, subject to certain exceptions. The registration statement also includes 20,000 shares and 20,000 shares beneficially owned by S. Thomas Emerson and Stanley Weiss, directors of the Company, which shares were acquired in the November 1993 private placement. The Company and the holders of the shares of Common Stock included in the registration have agreed to indemnify each other against certain liabilities.

         Other. During September 1993, the Company loaned $45,000 to Walfred R. Raisanen, a director and executive officer of the Company. The loan bears interest at 10% per annum, is collateralized by a pledge of 15,000 shares of the Company's Common Stock and $30,000 of the cash value of a life insurance policy covering Mr. Raisanen. Mr. Raisanen has paid the principal on the loan to the Company, and currently owes $5,367 in interest, which is to be paid by the end of 1997.

                                   PROPOSAL 2

                       APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Deloitte & Touche LLP as independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1997 and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board will reconsider its selection.

         Deloitte & Touche LLP has audited the Company's financial statements annually since 1981. Its representatives are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's annual meeting for the fiscal year ending December 31, 1997 must be received by the Company no later than January 27, 1998 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Additionally, if a stockholder wishes to present to the Company an item for consideration as an agenda item for a meeting, he must timely give notice to the Secretary and give a brief description of the business desired to be discussed. To be timely for this Annual Meeting, such notice must be delivered to or mailed to and received by the Company no later than 5:00 p.m. local time on June 7, 1997.

                              AVAILABLE INFORMATION

         The Company files annual reports on Form 10-KSB with the Securities and Exchange Commission. A copy of the Form 10-KSB annual report for the fiscal year ended December 31, 1996, as amended (except for certain exhibits thereto) may be obtained, free of charge, upon written request by any stockholder to Arizona Instrument Corporation, 4114 East Wood Street, Phoenix, Arizona 85040,
Attention: Stockholder Relations. Copies of all exhibits to the annual report are available upon a similar request, subject to payment of a $.15 per page charge to reimburse the Company for its expenses in supplying any exhibit.


Dated:  May 23, 1997

PROXY

                         ARIZONA INSTRUMENT CORPORATION

                             4114 East Wood Street

                             Phoenix, Arizona 85040


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints John P. Hudnall and George G. Hays as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to present and to vote, as designated below, all the shares of Common Stock of Arizona Instrument Corporation held of record by the undersigned on May 16, 1997, at the Annual Meeting of Stockholders to be held on June 27, 1997 or any adjournment thereof.

       (Continued, and to be marked, dated and signed, on the other side)

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                                                                                                                    Please mark
                                                                                                                    your vote as [X]
                                                                                                                    indicated in
                                                                                                                    this example


                                     FOR ALL
                                 NOMINEES (except   WITHHELD
                                 as marked to the     FOR
                                  contrary below)     ALL                                                    FOR   AGAINST  ABSTAIN
Item 1 -- ELECTION OF DIRECTORS         [ ]           [ ]       Item 2 -- PROPOSAL TO APPROVE AND RATIFY     [ ]     [ ]      [ ]
          Nominees:                                                       THE APPOINTMENT OF DELOITTE &
          John P. Hudnall                                                 TOUCHE LLP
          Walfred R. Raisanen
          Steven G. Zylstra


WITHHELD FOR: (INSTRUCTION: To withhold authority               Item 3 -- In  their  discretion,  the  Proxies  are
to vaot for an individual nominee, write that nominee's         authorized to vote upon such other  business as may
name on the line below.)                                        properly come before the meeting or any adjournment
                                                                thereof.

-------------------------------------------------------



                                                                        -----|  THIS PROXY WHEN  PROPERLY  EXECUTED WILL BE VOTED IN
                                                                             |  THE  MANNER   DIRECTED  HEREIN  BY  THE  UNDERSIGNED
                                                                             |  STOCKHOLDER IF NO DIRECTION IS MADE, THIS PROXY WILL
                                                                                BE VOTED  FOR THE  NOMINEES  AND FOR  PROPOSAL  2 AS
                                                                                RECOMMENDED BY THE BOARD OF DIRECTORS.

                                                                                Please  sign  exactly as name  appears  below.  When
                                                                                shares are held by more than one  owner,  all should
                                                                                sign.   When   signing   as   attorney,    executor,
                                                                                administrator, trustee or guardian, please give full
                                                                                title as such. If a corporation, please sign in full
                                                                                corporate  name by President or authorized  officer.
                                                                                If a partnership, please sign in partnership name by
                                                                                authorized person.

Signature                                              Signature                                              Date
         ----------------------------------------------         ----------------------------------------------    ------------------
NOTE: Please be sure to date this Proxy

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^